UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the

Securities Exchange Act of 1934

February 7, 2013

Date of Report (Date of earliest event reported)

LOCAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices, zip code)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

On February 7, 2013, the Board of Directors of Local Corporation (the “Registrant”) approved a unilateral re-pricing of warrants to purchase 615,080 shares of common stock of the Registrant at an exercise price of $8.09 per share to an exercise price of $2.10 per share. The warrants were issued in connection with a private placement transaction consummated on August 1, 2007, including warrants to purchase 537,373 shares of common stock of the Registrant issued on August 1, 2007 (the “Series B Warrants”) and warrants to purchase 77,707shares of common stock of the Registrant issued on January 20, 2011, as a result of the anti-dilution provisions contained in each of the Series B Warrants (the “New Series B Warrants” and together with the Series B Warrants, the “Warrants”). The Warrants were re-priced by the Board of Directors of the Registrant pursuant to Section 2(c) of the Warrant, the form of which is attached as Exhibit 4.3 to the Registrant’s current report on Form 8-K filed August 1, 2007.

Mr. Norman Farra, a director of the Registrant, was an advisor to the Registrant in connection with the 2007 private placement transaction and currently holds Warrants to purchase 22,811 shares of common stock of the Registrant. The exercise price of the Warrants held by Mr. Farra has also been re-priced to $2.10. Mr. Farra abstained from all decisions of the Board concerning the re-pricing of the Warrants.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Form of Repricing Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL CORPORATION

Date: February 11, 2013	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

Exhibit 10.1	Form of Repricing Letter.